UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GREAT ELM GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 23, 2026

Dear Fellow Stockholders:

We invite you to join us at the 2026 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., on Wednesday, December 16, 2026, beginning at 8:30 a.m., Eastern Standard Time. We will be holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2026AM.

The Notice of Annual Stockholders’ Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.

We elected to deliver our proxy materials to the majority of our stockholders over the Internet. On or about October 23, 2026 we will mail a notice of Internet availability (the “Notice”) and make our proxy materials available to our stockholders over the Internet. The Notice contains instructions on how to access our proxy materials over the Internet, as well as how to receive a paper copy of our proxy materials. This approach conserves natural resources, reduces our printing and distribution costs and expedites stockholders’ receipt of proxy materials.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxies over the Internet or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Annual Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance is very important to us.

On behalf of our Board of Directors, thank you for your continued support. Sincerely yours,

/s/ Jason W. Reese
Jason W. Reese
Chairman and Chief Executive Officer

Great Elm Group, Inc.

Notice of Annual Stockholders’ Meeting

The 2026 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., a Delaware corporation (the “Corporation”), will be held on Wednesday, December 16, 2026, beginning at 8:30 a.m., Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2026AM.

The following matters will be considered at the Annual Meeting:

•
The election of each of Matthew A. Drapkin, David Matter, Lloyd Nathan, James P. Parmelee, Jason W. Reese, David Schwartz and Booker Smith to serve as members of the Board of Directors of the Corporation until the earlier of their death, resignation, removal or election of their successor;
•
The ratification of the selection of Deloitte & Touche LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2027;
•
The approval, on a non-binding advisory basis, of the compensation of the Corporation’s named executive officers; and
•
Other matters that may properly come before the Annual Meeting.

The items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

You are entitled to attend and participate in the Annual Meeting, or at any adjournment or postponement thereof, only if you were a stockholder of the Corporation at the close of business on October 19, 2026. To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GEG2026AM during the meeting.

Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You have a choice of voting on the Internet, by telephone, or by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers - How You Can Vote” beginning on page 2 and to the notice of Internet availability of proxy materials (the “Notice”) or to the instructions on your voting instruction card or the information set forth in the proxy materials.

/s/ Adam M. Kleinman
Adam M. Kleinman
President and Secretary
Palm Beach Gardens, Florida
October 23, 2026

Important Notice Regarding the Availability of Proxy Statement Materials for the

Annual Stockholders’ Meeting to be Held on December 16, 2026.

The Proxy Statement, Proxy Card and our 2026 Annual Report on Form 10-K

are available on the Internet at www.ProxyVote.com.

The Notice, the proxy statement and the accompanying proxy card or voting instruction card, and our 2026 Annual

Report on Form 10-K are being provided to stockholders beginning on or about October 23, 2026.

i

PROXY STATEMENT

2026 ANNUAL STOCKHOLDERS’ MEETING

TO BE HELD ON December 16, 2026

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Great Elm Group, Inc., a Delaware corporation (the “Corporation,” the “Company,” “GEG,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2026 Annual Stockholders’ Meeting of GEG (the “Annual Meeting”) to be held on December 16, 2026, or any adjournment or postponement thereof. We will hold the Annual Meeting at 8:30 a.m., Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2026AM. The Corporation is holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2026AM. The notice of Internet availability of proxy materials (the “Notice”), the Notice of Annual Stockholders’ Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, the proxy or voting instruction card and any additional accompanying proxy materials are being made available to stockholders on or about October 23, 2026.

QUESTIONS AND ANSWERS

Proxy Materials

1.
Why did I receive GEG’s proxy materials?

Since you owned shares of our common stock at the close of business on October 19, 2026, the record date for the Annual Meeting (the “Record Date”), you are considered a stockholder of record. As a stockholder of record, you are invited to virtually attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

2.
What is included in the proxy materials?

The proxy materials include:

•
Our Notice of Annual Stockholders’ Meeting;
•
Our proxy statement for the Annual Meeting;
•
Our 2026 Annual Report on Form 10-K; and
•
A proxy card or voting instruction card.
3.
Why did I receive the Notice instead of a paper copy of the full set of proxy materials?

We will be utilizing the “notice and access” delivery method under the SEC’s Rule 14a-16, which allows companies to provide their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials to a majority of our stockholders. The Notice contains instructions on how to access the proxy materials and submit your vote over the Internet and how you may request printed copies of the proxy materials by mail, if you wish. If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials.

4.
What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers and other required information.

5.
I share an address with another stockholder, and we received only one Notice or paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one Notice or one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate Notice or set of printed proxy materials, please notify your broker, bank or other nominee if you are a beneficial owner or, if you are a stockholder of record, please request the additional copy by contacting us care of Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095. A separate Notice or set of the materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact our transfer agent, Computershare, at 150 Royall Street, Suite 101, Canton, MA 02021 or call (800) 736-3001.

If you are a beneficial owner of shares and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact your bank or broker directly.

Stockholders also may write to, or email, us at the address below to request a separate copy of the proxy materials:

Great Elm Group, Inc.

Attn: Investor Relations

3801 PGA Boulevard, Suite 603

Palm Beach Gardens, FL 33410

investorrelations@greatelmcap.com

6.
Who pays the cost of soliciting proxies for the Annual Meeting?

GEG is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and any printed proxy materials and of soliciting proxies.

Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.

Proposals to Be Voted on

7.
What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

•
Election of directors;
•
Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2027; and
•
Approval, on a non-binding advisory basis, of the compensation of the Corporation’s named executive officers.
8.
What are my voting choices?

You may vote “FOR” or “WITHHOLD” from voting for each of the nominees for election to our Board of Directors on Proposal 1 and “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposals 2 and 3.

9.
How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to our Board of Directors; “FOR” the ratification of the Corporation’s independent registered public accounting firm; and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

10.
What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a quorum is established by the presence, in person (virtually) or by proxy of holders, of a majority of our outstanding stock entitled to vote thereat.

For Proposal 1, if you indicate “WITHHOLD,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee. You are not entitled to cumulative voting in the election of directors. For Proposals 2, and 3, if you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and will be counted as a vote “against” said proposal.

As described below, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to Proposals 1 or 3 and will have no effect on the outcome of these proposals. Brokers may vote in their discretion on Proposal 2, the ratification of our independent registered public accounting firm, and therefore broker non-votes will not be applicable with respect to Proposal 2.

Proposal		Required Vote
1.	Election of directors	Plurality of the votes cast at the Annual Meeting

2.	Ratification of independent registered public accounting firm	Majority of the shares present and entitled to vote on the subject matter

3.	Advisory vote on executive compensation	Majority of the shares present and entitled to vote on the subject matter

11.
What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

12.
Is my vote confidential?

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.

13.
Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmgroup.com.

How You Can Vote

14.
What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 30,940,370 shares of our common stock were outstanding.

15.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Corporation or to another person, or to vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to virtually attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

16.
How can I vote?

For directions on how to vote, please refer to the following instructions and those included on the Notice or your proxy or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

Voting in Person (Virtually). You may vote online during the Annual Meeting, or any adjournment or postponement thereof, those shares that you hold in your name as the stockholder of record prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 15 above. See Question 23 below regarding how to attend (virtually) the Annual Meeting.

Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

Voting by Internet. Stockholders may vote over the Internet by following the instructions on the Notice, proxy or voting instruction card. When voting by internet, stockholders must have available the control number included on their proxy card.

Voting by Telephone. Stockholders of record may vote by telephone by calling the number specified on the Notice or proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the voting instruction card for telephone voting availability.

Voting by Mail. Stockholders who have received a paper copy of the proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card in the envelope provided. If you only received the Notice and wish to vote by proxy via mail, you may do so by requesting printed copies of the proxy materials and then filling out the proxy card and sending it back in the envelope provided.

17.
How will my shares be voted?

Your shares will be voted as you specifically instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.

18.
Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm.

Your broker will be prohibited from voting your shares on any of the other proposals. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast with respect to such other proposals.

19.
Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online ballot or return my proxy card?

Shares that you own as a stockholder of record will be voted as you instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.

If you do not timely complete and submit your online ballot or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Annual Meeting or any adjournment or postponement thereof and votes in person (virtually) as described in Question 16.

20.
When is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting or any adjournment or postponement thereof. The deadline for voting by Internet or telephone is 11:59 p.m., Eastern Standard Time, on December 15, 2026.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

21.
May I change or revoke my vote?

You may change your vote at any time prior to the vote at the Annual Meeting.

If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 24 prior to your shares being voted, or by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (virtually).

22.
Who will serve as inspector of elections?

The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.

Attending the Annual Meeting

23.
Who can attend the Annual Meeting?

The Annual Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GEG2026AM.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m., Eastern Standard Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m.

The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:15 a.m., Eastern Standard Time on December 16, 2026 through the conclusion of the Annual Meeting.

Stockholder Proposals and Director Nominations

24.
How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?

Stockholders who intend to submit proposals under Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting must submit the proposals to our Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410 no later than June 25, 2027 and must meet the eligibility requirements of Rule 14a-8, and such proposals must comply with the requirements of Rule 14a-8 to be included in our proxy materials. Proposals under Exchange Act Rule 14a-8 that are not timely submitted by June 25, 2027 or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials.

Stockholders who wish to submit director nominees or present other items of business outside of Rule 14a-8 directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth above. Any such notice also must include the information required by our Bylaws (which may be obtained as provided in Question 26) and must be updated and supplemented as provided in the Bylaws. Such notice of director nominees, or for the presentation of other items of business, must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Stockholders’ Meeting, unless the date of next year’s Annual Stockholders’ Meeting has been changed by more than 30 days from such anniversary date. In that case, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. The period for the receipt from stockholders of any such notice for next year’s Annual Stockholders’ Meeting is currently set to begin on August 18, 2027 and end on September 17, 2027.

These notice requirements also do not apply to questions that a stockholder may wish to ask at the Annual Stockholders’ Meeting.

In addition to satisfying the notice requirements under our advance notice Bylaw provisions, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made. Accordingly, for next year’s Annual Stockholders’ Meeting we must receive such notice no later than October 18, 2027.

25.
How may I recommend candidates to serve as directors?

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 24. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on our Board of Directors and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information

26.
How may I obtain financial and other information about GEG?

Our consolidated financial statements are included in our 2026 Annual Report on Form 10-K that accompanies this proxy statement.

We file our Annual Report on Form 10-K with the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on our website at www.greatelmgroup.com.

We also will furnish a copy of our 2026 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by writing to our Corporate Secretary at the address set forth in Question 24.

By writing to us, stockholders also may obtain, without charge, a copy of our Bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.greatelmgroup.com.

27.
What if I have questions for GEG’s transfer agent?

If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:

Computershare

150 Royall Street, Suite 101

Canton, MA 02021

(800) 736-3001

28.
How do I get additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please contact us at:

Great Elm Group, Inc.

Attn: Investor Relations

3801 PGA Boulevard, Suite 603

Palm Beach Gardens, FL 33410

investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:

•
each of the directors, director nominees and named executive officers for the fiscal year ended June 30, 2026;
•
all of our current executive officers and directors as a group; and
•
each person known by us to be beneficial owners of 5% or more of our outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Holders of shares of unvested restricted stock, which are considered issued and outstanding, have voting rights with respect to such shares. For the purposes of calculating percent ownership, as of the Record Date, 30,940,370 shares of common stock were issued and outstanding, and, for any individual or entity that beneficially owns shares represented by (1) options exercisable and restricted stock units vesting within sixty days of the Record Date or (2) PIK Notes or Additional PIK Notes (each as defined below) convertible within sixty days of the Record Date, these shares are treated in each case as if outstanding for that person, but not for any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent Of Class
Directors and Named Executive Officers
Matthew A. Drapkin(2)	6,268,215	19.6%
David Matter(3)	539,377	1.7%
Lloyd Nathan(4)	49,348	*
James P. Parmelee(5)	513,442	1.7%
Jason W. Reese(6)	6,379,646	20.6%
Eric J. Scheyer(7)	734,970	2.4%
David Schwartz(8)	659,408	2.1%
Booker Smith(9)	74,213	*
Keri A. Davis(10)	105,846	*
Adam M. Kleinman(11)	841,131	2.7%
Nichole Milz(12)	244,881	*
All current executive officers and directors as a group (11 persons)	16,165,596	52.4%
5% Stockholders
Entities affiliated with Northern Right Capital Management, L.P., 9 Old Kings Hwy S., 4th Floor, Darien, CT 06820(13)	5,425,180	16.9%
Entities affiliated with Imperial Capital Asset Management, LLC, 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410(14)	6,379,646	20.6%
Entities affiliated with PC Elfun LLC, 3547 53rd Avenue West, #220, Bradenton, FL 34210(15)	3,399,663	9.9%
Woodstead Value Fund, L.P., 500 Frank W Burr Boulevard, Suite 720, Teaneck, New Jersey, 07666(16)	4,875,942	15.8%

* Less than 1% of the outstanding shares of our common stock.

(1)
This table is based upon information supplied by each officer and director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.
(2)
Includes the 4,243,168 shares identified in footnote (13) below.
(3)
Includes 292,143 shares of restricted stock and 14,286 shares of unvested restricted stock.
(4)
Includes 42,715 shares of restricted stock and 6,633 shares of unvested restricted stock.
(5)
Includes 359,954 shares of restricted stock and 18,878 shares of unvested restricted stock.
(6)
Based on information furnished in a Form 4 filed with the SEC on September 10, 2026, jointly by Long Ball Partners, LLC (“Long Ball”), Imperial Capital Asset Management, LLC (“ICAM”), Imperial Capital Group Holdings II, LLC (“ICGH II”) and Jason W. Reese, the Chairman and Chief Executive Officer of ICAM and portfolio manager of Long Ball, in which Mr. Reese reported (i) direct beneficial ownership of 1,141,828 shares of our common stock, including 234,346 shares that will not be vested within 60 days of the date hereof, and (ii) indirect beneficial ownership of 5,009,662 shares held directly by Long Ball, 909,084 shares held directly by ICAM, and 460,900 shares held directly by ICGH II. Mr. Reese has voting and dispositive power over the shares of our common stock held directly by each of Long Ball, ICAM and ICGH II. Each of Mr. Reese, ICAM, Long Ball fand ICGH II disclaims beneficial ownership of the securities, except to the extent of that person’s pecuniary interest. The 6,379,646 shares listed in the table above excludes 1,141,828 shares of restricted and unrestricted common stock with respect to which Jason W. Reese has waived his voting rights pursuant to a voting waiver agreement dated as of October 29, 2024, which voting rights may be acquired for beneficial ownership purposes within 60 days. The shares listed above exclude 2,521,617 shares of our common stock issuable upon conversion of the PIK Notes.
(7)
Includes 256,108 shares issuable upon conversion of 5.00% convertible senior PIK notes due 2030 (“PIK Notes”), including additional PIK Notes issued as interest payments on the PIK Notes (“Additional PIK Notes”), 346,178 shares of restricted stock and 14,286 shares of unvested restricted stock. Mr. Scheyer disclaims beneficial ownership of certain securities issuable upon conversion of the PIK Notes, except to the extent of his pecuniary interest therein.
(8)
Includes 44,556 shares of restricted stock and 14,852 shares of unvested restricted stock.
(9)
Includes 59,927 shares of restricted stock and 14,286 shares of unvested restricted stock.
(10)
Includes 50,000 vested stock options, 29,375 shares of restricted stock and 26,471 shares of unvested restricted stock.
(11)
Includes 233,000 vested stock options, 440,787 shares of restricted stock and 49,705 shares of unvested restricted stock.
(12)
Includes 25,000 vested stock options, 151,140 shares of restricted stock and 68,741 shares of unvested restricted stock.
(13)
Based on information furnished in a Schedule 13D/A filed with the SEC on July 10, 2026, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), Northern Right Long Only Master Fund LP (“NRC LO”), Northern Right Fund GP LLC (“NRC Fund GP”), BC Advisors, LLC (“BCA”) and Matthew A. Drapkin. Northern Right, in its capacity as investment manager for separate managed accounts on behalf of investment advisory clients, reported sole voting and dispositive power over 1,963,690 shares of our common stock, which includes 1,182,012 shares of our common stock issuable upon the conversion of the PIK Notes. Northern Right also reported shared voting and dispositive power of 2,279,478 shares of our common stock currently held by Northern Right QP and NRC LO, which excludes 1,083,511 shares of our common stock issuable to Northern Right QP and NRC LO upon conversion of the PIK Notes. Northern Right QP reported sole voting and dispositive power over 1,654,444 shares of our common stock, which excludes 790,648 shares of our common stock issuable upon the conversion of the PIK Notes. NRC LO reported sole voting and dispositive power over 625,034 shares of our common stock, which excludes 292,863 shares of our common stock issuable upon the conversion of the PIK Notes. NRC Fund GP reported shared voting and dispositive power over 625,034 shares of our common stock, which includes 625,034 shares of our common stock held by NRC LO. BCA and Mr. Drapkin reported shared voting and dispositive power over 4,243,168 shares of our common stock, which excludes 1,083,511 shares of our common stock issuable upon conversion of the PIK Notes. Mr. Drapkin reported sole voting and dispositive power over 656,797 shares of our common stock.
(14)
Includes 5,009,662 shares held directly by Long Ball, 909,084 shares held directly by ICAM, and 460,900 shares held directly by ICGH II as identified in footnote (6) above.
(15)
Based on information furnished in a Schedule 13G/A filed with the SEC on August 13, 2025 and other information known by the Company, jointly by PC Elfun LLC, Pine Crest Capital LLC, Michael Hughes and Daniel J. Hopkins in which each reported beneficial ownership of 3,399,663 shares of our common stock (as to which each claims shared voting and dispositive power), which includes 3,399,663 shares of our common stock issuable upon the conversion of PIK Notes.
(16)
Based on information furnished in a Schedule 13D filed with the SEC on September 04, 2025, jointly by Woodstead Value Fund, L.P. (“Woodstead”) and Randall D. Smith in which each reported beneficial ownership of 4,875,942 shares of our common stock (as to which each claims shared voting and dispositive power), which excludes (i) 1,000,000 shares of our common stock issuable upon the exercise of our series A warrant and (ii) 1,000,000 shares of our common stock issuable upon the exercise of our series B warrant.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended June 30, 2026, all such persons complied on a timely basis with the filing requirements of Section 16(a) with the exception of the following: one Form 3 filing by Randall Smith which was subsequently amended to include Woodstead Value Fund, L.P. as the direct owner of the securities reported therein due to a delay in obtaining EDGAR codes from the SEC.

PROPOSALS TO BE CONSIDERED AND VOTED ON

Proposals 1, 2 and 3 are included in this proxy statement at the direction of our Board of Directors. Our Board of Directors recommends that you vote “FOR” each nominee in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

Proposal 1: Election of Directors

The Board of Directors currently has eight members. Directors are elected at each Annual Stockholders’ Meeting for terms expiring at the next Annual Stockholders’ Meeting. Eric J. Scheyer has decided not to stand for re-election and, thus, has not been nominated for re-election. Mr. Scheyer’s decision is not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices. Mr. Scheyer will continue to serve as a director until the expiration of his term at the Annual Meeting. Effective as of the Annual Meeting, the size of our Board of Directors will be reduced to seven members.

The following table sets forth the current composition of our Board of Directors and each of our committees.

The Nominating and Corporate Governance Committee recommended and our Board of Directors nominated the following seven individuals for election as directors: Mr. Drapkin, Mr. Matter, Mr. Nathan, Mr. Parmelee, Mr. Reese, Mr. Schwartz and Mr. Smith.

If each of our director nominees is elected, the following table sets forth the expected composition of our Board of Directors and each of our committees following the Annual Stockholders’ Meeting.

Director/Nominee	Age	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Matthew Drapkin	53		Chair	✓
David Matter	57	✓
Lloyd Nathan	61		✓
James Parmelee	60	Chair		Chair
Jason W. Reese	61
David Schwartz	62		✓	✓
Booker Smith	32	✓

Properly executed proxies will be voted for these seven nominees, unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors, or our Board of Directors may reduce the authorized number of directors. In no event may the proxies be voted for more than seven nominees. Since the nominees are running unopposed, the nominees may be elected with only one vote cast at the Annual Meeting for each nominee, assuming a quorum is present.

Our Board of Directors determined that each nominee, except Mr. Reese, is an independent director. Our Board of Directors determines the independence of our directors by applying independence principles and standards established by Nasdaq Stock Market LLC (“Nasdaq”). Based on these standards, our Board of Directors determined that Mr. Reese is not independent, due to his position as Chief Executive Officer of the Corporation. See “Corporate Governance-Certain Relationships and Related Transactions, and Director Independence.”

Information about the Director Nominees

Biographical information regarding each director nominee and his qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director nominee was first elected as one of our directors. Unless otherwise indicated, each director nominee held his principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director nominee or executive officer.

Matthew A. Drapkin is the Vice Chairman of our Board of Directors. He has been a member of our Board of Directors since April 2017. Mr. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right, an alternative asset manager focused on small and mid-cap public companies.

Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company. Before joining Northern Right in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Condé Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at Goldman, Sachs and Co. where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.

Mr. Drapkin brings to our Board of Directors investment expertise and extensive experience in capital markets.

David Matter has been a member of our Board of Directors since May 2022. Mr. Matter is Co-Chief Investment Officer of Silver Creek Capital Management. Prior to joining Silver Creek Capital Management, Mr. Matter was a Managing Director at BlackRock where he served as the Co-Chief Investment Officer of BlackRock Alternative Advisors (“BAA”), BlackRock’s Hedge Fund Solutions team. He chaired the BAA Investment Committee and was also a member of the BAA Management Committee and the Co-Investment Portfolio Management Group. Mr. Matter started his career as a financial analyst with American Funds-Capital Group and Bankers Trust before joining Quellos Group in 1998. At Quellos he was a Principal and member of the Investment Committee responsible for management of Absolute Return Strategy portfolios and Investment Research. The alternative investment management business of Quellos was subsequently acquired by BlackRock in 2007 where Mr. Matter stayed on. Mr. Matter earned a BA with a concentration in international relations from the University of Pennsylvania, an MBA with honors and an MA in international studies, both from the University of Washington, and holds the Chartered Financial Analyst designation from the CFA Institute.

Mr. Matter brings to our Board of Directors investment expertise and extensive experience in capital markets.

Lloyd Nathan has been a member of our Board of Directors since July 2025. Mr. Nathan was appointed to the Board by Kennedy Lewis Investment Management LLC, an institutional alternative investment firm.

Mr. Nathan currently serves as the Chairman of Rio Real Estate Holding Company LLC, which owns the Rio Hotel & Casino in Las Vegas, as the Chairman of Greenbrier Holdings LLC, which owns The Greenbrier Resort in White Sulphur Springs, as a real estate Advisor to Sansome Partners, a private Family Office focused on private equity investments and a long-only fund targeting publicly-traded companies, and as a gaming, hospitality and real estate Advisor to Kennedy Lewis Investment Management LLC. Previously, Mr. Nathan served as Executive Vice Chairman of the Board of Avenues World Holdings LLC, a family office and private equity holding company investing in real estate and for-profit education, and as the CEO and a Board Director of Asian Coast Development Ltd where he built a gaming, hospitality and real estate company now owned by Warburg Pincus and VinaCapital. Before Asian Coast, Mr. Nathan was President of Global Gaming Development for Fortune 300 MGM Resorts International (NYSE: MGM) responsible for MGM's worldwide gaming expansion, including establishing the company's footprint in Asia.

Mr. Nathan began his career as a dual-qualified United States and United Kingdom lawyer working in London for Slaughter and May, and in Los Angeles for Glaser Weil and Loeb & Loeb. During his tenure with these firms, he specialized in cross-border transactions and M&A matters. Mr. Nathan holds an LLB (Law) from the London School of Economics, is an Attorney at Law, licensed by the State Bar of California and a Solicitor of the Senior Courts of England and Wales.

Mr. Nathan brings to our Board of Directors investment expertise and extensive operating and real estate experience.

James P. Parmelee has been a member of our Board of Directors since June 2017. Mr. Parmelee is a Partner of Hamilton Robinson Capital Partners, a private equity firm that invests in middle-market specialty manufacturing, industrial technology and business services companies in North America. Mr. Parmelee currently serves on the board of directors of WorkforceQA based in Salt Lake City, UT, Signal Control Products, based in Branchburg, NJ, and Rohner Finishing Systems, based in Vancouver, WA. He previously served on the Board of Directors of GrayMatter Systems, Pacific Northern Environmental and Tanknology.

Mr. Parmelee is a former member of the board of directors of The Meet Group based in New Hope, PA. Previously, Mr. Parmelee was a Partner in Peak Ten Management, a long/short equity fund backed by Tiger Management LLC focused on investing in the global information technology sector. Mr. Parmelee was responsible for the firm’s investments in the software, IT infrastructure and Internet verticals. Prior to joining Peak Ten Management, Mr. Parmelee was a partner in Union Square Advisors LLC, a strategic advisory firm. Mr. Parmelee led the firm’s global IT infrastructure practice providing strategic M&A advisory services to the firm’s clients. From 1992 to 2004, Mr. Parmelee was a senior equity research analyst responsible for coverage of the data networking and telecommunications equipment sectors, primarily at Credit Suisse First Boston where he was most recently a Managing Director and served as the Global Coordinator of Technology Research for the firm. He holds an M.B.A. from Columbia Business School and a B.A. in Economics from Trinity College-Hartford.

Mr. Parmelee brings to our Board of Directors investment expertise and extensive experience in capital markets.

Jason W. Reese is the Chairman of our Board of Directors and the Chief Executive Officer of the Corporation since May 2023. Additionally, he is the Chairman and Chief Executive Officer of Great Elm Capital Corp. (“GECC”), appointed March 2, 2026, and May 4, 2026, respectively. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of ICAM and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer. During his time at Imperial Capital, Mr. Reese formed Monomoy Properties REIT, LLC in 2014, focusing on the Industrial Outdoor Storage sector and continues to serve on the Board of Directors. Mr. Reese is also a founding member of City Ventures, LLC, a California-based private home builder, and has served on the Board of Directors since its inception in 2009. Prior to Imperial Capital, Mr. Reese was a principal with Gordon Investment Corporation (“Gordon”), a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.

Mr. Reese brings to our Board of Directors investment expertise and extensive experience in capital markets.

David Schwartz has been a member of our Board of Directors since December 2026. Mr. Schwartz served as the President of Jefferies High Yield Trading LLC and was a member of the firm's Executive Committee, where he helped shape firm-wide strategy, guided trading operations through multiple market cycles, developed deep expertise in risk management, investment analysis, and capital markets strategy, and contributed to the expansion of Jefferies’ fixed-income platform. Mr. Schwartz served as a member of the Board of Directors of PGPI Investment Advisors. Mr. Schwartz has also served on the Yale Development Council and the Board of Trustees of St. Luke’s School in New Canaan, Connecticut.

Mr. Schwartz brings to our Board of Directors investment expertise and extensive experience in capital markets.

Booker Smith has been a member of our Board of Directors since August 2025. Mr. Smith was appointed to the Board by Woodstead.

Mr. Smith is the Chief Operating Officer of Homes of America, a national owner-operator of mobile home communities, and the President of Sullivan’s Scrap Group, a regional metal recycler, headquartered in Hatboro, PA. Prior to joining Homes of America, Mr. Smith was a Senior Vice President at Imperial Capital specializing in distressed credit opportunities and reorganized equities. Mr. Smith is also Treasurer of The New York Daily News, serving on the Board of Directors and the Pension Committee. Mr. Smith holds an M.S.R.E.D. and a B.A. in Comparative Literature from Columbia University.

Mr. Smith brings to our Board of Directors extensive experience across corporate credit and real estate investing.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF

THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board of Directors believe the continued retention of Deloitte as our independent registered public accounting firm is in our and our stockholders’ best interest.

Representatives of Deloitte are not expected to attend the Annual Meeting. Thus, it is not expected that they will have an opportunity to make a statement regarding their services, or be available to respond to appropriate questions. The Board of Directors does not know of any direct or indirect financial interest of Deloitte in the Corporation.

The following table presents aggregate fees billed to us for services rendered by Deloitte for the fiscal years ended June 30, 2026 and 2025:

	Year Ended June 30,
In thousands	2026	2025
Audit Fees:
Audit services, statutory audits, quarterly reviews and Securities Act filings	$667	$576
Audit-Related Fees:
Due diligence, accounting consultations and audits in connections with M&A and attest services related to financial reporting that are not required by statute or regulation	-	-
Tax Fees:	-	-
Income tax compliance and consulting	-	-
All other Fees: (including financial information systems design and implementation)	4	-
TOTAL FEES:	$671	$576

Excluded from the amounts reported above, Deloitte also provides Audit and Tax services directly to certain of our consolidated funds. Fees paid to Deloitte directly by these funds for services were approximately $81 thousand for the year ended December 31, 2025, including the stub period through February 28, 2026, and approximately $81 thousand for the year ended December 31, 2024.

Audit Committee Pre-Approval Policies and Procedures. Among its other duties, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. Our Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to our Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Deloitte during fiscal years 2026 and 2025 were approved in accordance with our Audit Committee’s pre-approval guidelines.

Audit Committee Report. The following report of the Audit Committee, covering our fiscal year ended June 30, 2026, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation’s independent auditors are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the Audit Committee’s review and discussions described above, and subject to the limitations on its role and responsibilities as described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K of the Corporation for the year ended June 30, 2026 for filing with the SEC.

James P. Parmelee, Chair

David Matter

David Schwartz

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to approve a non-binding advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our fiscal executive compensation program. Additional information on our executive pay program is provided in this proxy statement under the heading “Compensation of Directors and Named Executive Officers.”

We are asking our stockholders to vote in favor of the following resolution:

“RESOLVED, that the stockholders of Great Elm Group, Inc. approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in Great Elm Group, Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the information in the Summary Compensation Table, related compensation tables, and other related narrative disclosure under the heading “Compensation of Directors and Named Executive Officers” below.

While this vote is advisory and non-binding, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Advisory “say-on-pay” votes have been scheduled to be held once every year. We expect to hold the next advisory vote to approve the compensation of our named executive officers next year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

CORPORATE GOVERNANCE

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors delegated authority to manage day-to-day business operations.

Our Board of Directors adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for our governance. It also adopted a Code of Business Conduct and Ethics that applies to members of our Board of Directors, our executive officers as well as all of our employees. Our Board of Directors has committees that assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.

Our standing committee charters, including our Audit, Compensation, and Nominating and Corporate Governance Committee charters, and Code of Business Conduct and Ethics are posted on our website at www.greatelmgroup.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

Board of Directors

Functions

In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:

•
Hiring and firing our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the Corporation;
•
Planning for management succession;
•
Guiding corporate strategy;
•
Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management;
•
Assessing and monitoring risks and risk-management strategies;
•
Suggesting, reviewing and approving significant corporate actions;
•
Reviewing and monitoring processes designed to maintain our integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with stockholders, employees, customers, suppliers and others; and
•
Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.

Leadership Structure

Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board of Directors should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. Our Board of Directors determined that its leadership structure is appropriate in light of our current management framework.

Currently, we have a non-independent Chairman and Chief Executive Officer, whose roles include:

•
To review and approve all board and committee agendas and approve information sent to our Board of Directors, providing input to management on the scope and quality of such information;
•
To consult with committee chairs regarding the topics and schedules of the meetings of our Board of Directors and its committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items;
•
To call a special meeting of our Board of Directors or the independent directors at any time, at any place and for any purpose;
•
To be available for consultation and direct communication with GEG’s major stockholders;

•
To consult with the Nominating and Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates;
•
To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to GEG;
•
Led by the Compensation Committee, to report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection; and
•
To perform such other duties as may be assigned from time-to-time by the independent directors.

The position and role of Chairman is intended to provide board leadership. It is also intended to expand lines of communication between our Board of Directors and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.

Mr. Reese currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and Mr. Drapkin currently serves as Vice Chairman of the Board of Directors. We currently do not have a lead independent director.

Our Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our Board of Directors’ composition and sound corporate governance policies and practices.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by Nasdaq. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Corporation that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of our directors and director nominees. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Corporation and its current directors and nominees and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under the Nasdaq independence rules; the absence of any affiliation of our directors and their immediate family members with our independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; and the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions (other than as described herein).

Based upon this review, our Board of Directors affirmatively determined that each of our directors and director nominees, except for Mr. Reese, is independent. The independent directors are:

• Matthew A. Drapkin	• David Matter

• Lloyd Nathan	• James P. Parmelee

• Eric J. Scheyer	• David Schwartz

• Booker Smith

Director Share Ownership Guidelines

Our Board of Directors has established director share ownership guidelines. Our non-employee directors are expected to beneficially own during their service as a board member common stock equal in value to at least five times the annual cash retainer for non-employee directors, excluding any committee retainers. Non-employee directors have five years from their initial election to the Board of Directors to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. The value of a non-employee director’s beneficial ownership of common stock is calculated by multiplying (i) the sum of the number of shares of common stock beneficially owned by the non-employee director (as determined in accordance with the next paragraph) by (ii) the closing price per share of the common stock on the applicable measurement date.

Shares that count toward meeting the stock ownership guidelines for the directors are any class of our equity securities in any case held (i) directly or indirectly or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA or deferred compensation plan; (iv) as shares of restricted common stock and as shares subject to outstanding restricted stock unit awards, in either case, that vest solely based on the passage of time; and (v) as shares subject to outstanding deferred stock units. Shares of common stock subject to outstanding stock options, whether exercisable or unexercisable; unearned restricted common stock, restricted stock unit awards or other incentive awards, in each case, that vest based on performance; and warrants and all other forms of derivative securities do not count toward the stock ownership guidelines.

We prohibit shorting our stock by our directors and executive officers.

Board and Committee Meetings; Executive Sessions; Annual Stockholders’ Meetings

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.

The Chief Executive Officer proposes the agenda and schedule for each board meeting to the Chairman of the Board of Directors, who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chairman of the Board of Directors. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. An executive session of independent members of the Board of Directors is held at each regular board meeting, and any director may call for an executive session at any Board of Directors’ meeting. The Vice Chairman of the Board presides over executive sessions.

During the fiscal year ended June 30, 2026, our Board of Directors held 4 meetings and committees of our Board of Directors held 9 meetings. Each director attended at least 75% of the combined number of the meetings held by our Board of Directors and the committees of our Board of Directors on which such director served. Our directors may attend our annual meetings of stockholders. Mr. Reese attended the 2025 Annual Meeting of Stockholders, held on December 5, 2025.

Evaluation of Board and Director Performance

The Nominating and Corporate Governance Committee is required to annually review and evaluate the performance of our Board of Directors. The committee is required to assess our Board of Directors’ contribution as a whole and identify areas in which our Board of Directors or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of our Board of Directors, and the results are required to be reviewed with our Board of Directors and its committees.

Our Board of Directors is required to annually review the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are required to be reviewed by the Nominating and Corporate Governance Committee, which is required to make recommendations to our Board of Directors regarding nominees for election as directors.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.

Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board of Directors receives periodic reports on each committee’s activities. Our Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. Our Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Succession Planning and Management Development

Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. Our Compensation Committee reports annually to our Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Person Transactions

SEC rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Audit Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. Except as disclosed in this proxy statement, there have been no transactions or proposed transactions requiring review during fiscal year 2026 through the date of the mailing of this proxy statement.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to our Board of Directors’ discharge of its duties.

Retirement Policy

We have not established a board retirement policy.

Committees of our Board of Directors

Audit Committee

Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, our Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and Nasdaq listing standards, and that at least one member of our Audit Committee is an “audit committee financial expert” as defined under SEC rules. The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.

As of June 30, 2026, the Audit Committee of our Board of Directors was composed of Mr. Parmelee (Chair), Mr. Matter and Mr. Schwartz. Our Board of Directors determined that each of Mr. Matter, Mr. Parmelee and Mr. Schwartz is an independent director and is financially literate and that Mr. Parmelee is an audit committee financial expert as defined by the rules of the SEC. Following the Annual Meeting, the Audit Committee is expected to be composed of Mr. Parmelee (Chair), Mr. Matter and Mr. Smith. Our Board of Directors determined that Mr. Smith is an independent director and is financially literate. The committee’s charter, adopted by our Board of Directors, is posted on our website at www.greatelmgroup.com. Our Audit Committee held 4 meetings during the fiscal year ended June 30, 2026.

Compensation Committee

The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt and oversee our compensation and employee benefit programs and practices, including, but not limited to:

•
establishment of corporate goals and objectives relevant to the compensation of our named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;
•
evaluation of the performance of the named executive officers and determination and approval of, and, in the case of our Chief Executive Officer, recommendation to our Board of Directors for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

•
appointment, retention, compensation, termination and oversight of the work of any independent experts, consultants and other advisers, review and approval of the fees and retention terms for such experts, consultants and other advisers and consideration at least annually of the independence of such consultants;
•
oversight of the activities of the individuals responsible for administering any incentive compensation plans; and
•
periodic review of the compensation paid to non-employee directors for their service on our Board of Directors and its committees. In fulfilling its responsibilities, our Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of our Board of Directors, which may consist of one or more members of our Board of Directors, or to an executive officer of the Company, the authority to make awards to non-executive officers under the equity-based plans, in accordance with guidelines and policies set by our Compensation Committee and subject to the terms of the applicable equity-based plan and applicable law.

For executive officers other than our Chief Executive Officer, our Compensation Committee considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer on which compensation determinations are then made. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted.

As of June 30, 2026, our Compensation Committee was composed of Mr. Parmelee (Chair), Mr. Drapkin and Mr. Smith. Following the Annual Meeting, the Compensation Committee is expected to be composed of Mr. Parmelee (Chair), Mr. Drapkin and Mr. Schwartz.

Our Board of Directors determined that each of Mr. Parmelee, Mr. Drapkin and Mr. Smith is independent as defined by the Nasdaq rules. In addition, Mr. Parmelee and Mr. Smith are each a “non-employee” director as defined under Section 16 of the Exchange Act. Our Board of Directors determined that Mr. Schwartz is independent as defined by the Nasdaq rules, including the additional requirements applicable to compensation committee members, and is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met 2 times during the fiscal year ended June 30, 2026. Our Compensation Committee operates under a written charter adopted by our Board of Directors.

The charter of our Compensation Committee provides that any independent compensation consultant engaged by our Compensation Committee works for our Compensation Committee, not our management, with respect to executive and director compensation matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising our Board of Directors with respect to its composition, procedures and committees, evaluating incumbent directors, making recommendations to our Board of Directors as to determinations of director independence, and assessing the performance of management. Our Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee charter.

Our Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, our Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. Our Nominating and Corporate Governance Committee evaluates nominees to our Board of Directors, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of our Board of Directors, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee typically reviews such directors’ overall service during their term, including:

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the number of meetings attended;
•
the level of participation;
•
the quality of performance; and
•
any other relationships and transactions that might impair such directors’ independence.

In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

Our Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. Our Nominating and Corporate Governance Committee will generally consider such factors as:

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possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience;
•
the ability to read and understand basic financial statements;
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having sufficient time to devote to our affairs;
•
a reputation for personal integrity and ethics;
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demonstrated excellence in his or her field;
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the ability to work effectively with the other members of our Board of Directors;
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having the ability to exercise sound business judgment; and
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the commitment to rigorously represent the long-term interests of the stockholders.

Notwithstanding the foregoing, our Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the then current needs of our Board of Directors in an effort to maintain a balance of knowledge, experience and capability.

Our Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of our Board of Directors or our executive officers, or, at the discretion of our Nominating and Corporate Governance Committee, an independent search firm.

As of June 30, 2026, our Nominating and Corporate Governance was composed of Mr. Drapkin (Chair), Mr. Scheyer and Mr. Nathan. Mr. Scheyer is not standing for re-election, and his service on the Nominating and Corporate Governance Committee will end at the Annual Meeting. Following the Annual Meeting, the Nominating and Corporate Governance Committee is expected to be composed of Mr. Drapkin (Chair), Mr. Nathan and Mr. Schwartz.

Our Board of Directors determined that each of Mr. Drapkin, Mr. Scheyer and Mr. Nathan is independent as defined by the Nasdaq rules. Our Nominating and Corporate Governance Committee held 3 meeting during the fiscal year ended June 30, 2026.

Communications with our Board of Directors

Stockholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the Chair of any such committee by mail. All such correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal year 2026:

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was an officer or employee of ours or any of our subsidiaries;
•
was formerly an officer of ours or any of our subsidiaries; or
•
(except as described herein) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this proxy statement.

Insider Trading Policy - Hedging

The Corporation has adopted an insider trading policy governing the purchase, sale and other dispositions of the Corporation’s securities by all directors, officers and employees of the Corporation and GECM (as defined below) (“Covered Persons”) that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq standards. In addition, the Corporation’s insider trading policy provides that all Covered Persons and certain of their related persons may not engage in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, with respect to Corporation securities, including those granted to, or held directly or indirectly by, such Covered Persons. Further, such persons may not trade in options, warrants, puts and calls or similar instruments on Corporation securities or sell Corporation securities “short.” A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended June 30, 2026.

Certain Relationships and Related Transactions

On February 26, 2020, we issued $30 million aggregate principal amount of PIK Notes. On March 10, 2021, we issued additional PIK Notes in an aggregate principal amount of $2.3 million. The PIK Notes accrue interest at 5.0% per annum, payable semiannually in arrears on June 30 and December 31, in cash or in-kind at our option. As of June 30, 2026, the total principal amount of the PIK Notes outstanding (including any Additional PIK Notes paid as of such date) was $36.8 million. In June 2025, the Company repurchased $2.2 million principal amount of PIK Notes for $1.8 million. During the fiscal year ended June 30, 2026, we paid interest on the PIK Notes in-kind by issuing $1.8 million of Additional PIK Notes to holders. Funds managed by ICAM and Northern Right, Mr. Drapkin and trusts affiliated with Mr. Scheyer, one of our directors, purchased the PIK Notes. Mr. Reese, our Chairman and Chief Executive Officer, is the Chairman and Chief Executive Officer of ICAM and Mr. Drapkin, one of our directors, is the Chief Executive Officer of Northern Right, and each of ICAM and Northern Right is a significant stockholder of the Corporation. Funds managed by ICAM currently own approximately $8.8 million aggregate principal amount of the PIK Notes, which are currently convertible into approximately - shares of our common stock. ICAM has agreed to not convert its PIK Notes into shares of our common stock prior to November 10, 2027. Mr. Drapkin, Northern Right and funds managed by it currently own approximately $8.2 million aggregate principal amount of the PIK Notes, which are currently convertible into approximately 1,182,012 shares of our common stock. Mr. Drapkin and certain of the funds managed by Northern Right have agreed to not convert its PIK Notes into shares of our common stock prior to July 15, 2027. Trusts affiliated with Mr. Scheyer currently own approximately $0.9 million aggregate principal amount of the PIK Notes, which are currently convertible into approximately 256,108 shares of our common stock.

We formed two special purpose vehicles, Prosper Peak Holdings, LLC (“PPH”) and Summit Grove Partners, LLC (“SGP”), through which we and certain of our investors invested $12.0 million and $24.0 million in the shares of GECC’s common stock, respectively. These investors included Long Ball and Elm Haven LLC (“Elm Haven”), which invested $1.5 million and $1.5 million in PPH, respectively, and $825,000 and $825,000 in SGP, respectively. Long Ball is managed by ICAM, an affiliate of our Chairman and Chief Executive Officer, Mr. Reese, and a significant stockholder, and Mr. Schwartz is indirectly invested in Long Ball. Mr. Schwartz, Long Ball and our director Mr. Drapkin, directly and through affiliated entities, are invested in Elm Haven.

On August 27, 2025, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Woodstead, pursuant to which Woodstead purchased, and we issued, 4,000,000 shares of our common stock, at a 20-day volume-weighted average price calculated at market close the business day prior to the date of the Securities Purchase Agreement of $2.25 per share, for an aggregate purchase price of $9 million. Pursuant to the Securities Purchase Agreement, we filed a registration statement on Form S-3 in January 2026 to register the resale from time to time of the Registrable Securities (as defined in the Securities Purchase Agreement) held by Woodstead. We also agreed to include the Registrable Securities in certain registration statements filed by us. Additionally, we issued to Woodstead (i) a warrant to buy 1,000,000 shares of common stock at an exercise price of $3.50 per share with a ten-year term and (ii) a warrant to buy 1,000,000 shares of common stock at an exercise price of $5.00 per share with a ten-year term. Furthermore, as long as Woodstead and its affiliates collectively continue to own at least 2,000,000 shares of our common stock (the “Ownership Requirements”), we have agreed to appoint one person designated by Woodstead to serve on our Board of Directors, and to continue to nominate such person to continue to serve on our Board of Directors at each annual meeting of our stockholders so long as Woodstead meets the Ownership Requirements and such person qualifies as an independent director under Nasdaq independence rules and is reasonably acceptable to our Board of Directors. On August 27, 2025, Booker Smith was appointed to our Board of Directors pursuant to the Securities Purchase Agreement. Additionally, in connection with the issuance of shares of our common stock and warrants to Woodstead, we paid Imperial Capital, an affiliate of ICAM and our chairman and Chief Executive Officer, a finder’s fee in the amount of $270,000.

Jason W. Reese, the Chairman of our Board of Directors and our Chief Executive Officer, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball, which is managed by ICAM, beneficially own, in aggregate, approximately 20.6% of our common stock. Great Elm Capital Management, LLC ("GECM") has entered into a shared services agreement for back-office personnel with ICAM. Certain costs incurred under the agreement relate to human resources and other administrative services provided by ICAM employees, for the benefit of us and our subsidiaries, and are included in investment management expenses in our consolidated statements of operations. For the fiscal year ended June 30, 2026, such costs were $0.7 million. For the fiscal year ending June 30, 2027, we expect costs incurred under this agreement to relate mainly to operational services.

Our Amended and Restated Certificate of Incorporation and indemnification agreements with our directors and executive officers obligate us to indemnify our directors and executive officers. We have also purchased director and officer indemnification insurance.

Our Code of Business Conduct and Ethics applies to our directors and employees (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer). Our Code of Business Conduct and Ethics provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. Our Audit Committee is responsible for interpreting our Code of Business Conduct and Ethics, reviewing reports of alleged breaches of such Code of Business Conduct and Ethics and granting waivers of or approving amendments of such Code of Business Conduct and Ethics. Our Audit Committee is also responsible for reviewing and approving in advance any transactions between us and related persons that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information within four business days following the date of such amendment or waiver on our website at www.greatelmgroup.com. The identification of our website does not include or incorporate by reference the information on our website into this report.

Our Code of Business Conduct and Ethics requires all of our employees, executive officers and directors to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our directors and executive officers are required to obtain the prior written approval of our Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest. All of our other employees are required to make such disclosure to, and receive the prior written approval of, those individuals who are delegated such responsibility through policies and procedures adopted by us.

Executive Officers

Name	Age	Position
Jason W. Reese	61	Chairman & Chief Executive Officer
Keri A. Davis	42	Chief Financial Officer & Chief Accounting Officer
Nichole Milz	52	Chief Operating Officer
Adam M. Kleinman	51	President

Jason W. Reese has been our Chairman and Chief Executive Officer since May 2023. Mr. Reese has been the Chairman of the Corporation’s Board of Directors since February 2020. Additionally, he is the Chairman and Chief Executive Officer of Great Elm Capital Corp. (“GECC”), appointed March 2, 2026, and May 4, 2026, respectively. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of ICAM, founded in 1997. ICAM has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Prior to ICAM, Mr. Reese was a principal with Gordon, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese is currently on the board of directors of City Ventures, LLC, a California-based private home builder. Mr. Reese graduated with honors from Yale University with a Bachelor of Science in Electrical Engineering.

Keri A. Davis has been our Chief Financial Officer since May 2023. Ms. Davis has been the Chief Financial Officer and Treasurer of GECC since March 2019. Prior to serving in these positions, Ms. Davis served as SEC Reporting Manager for GEG and GECC. Prior to joining GECC, Ms. Davis served as a senior manager in the audit practice at PricewaterhouseCoopers LLP, a multinational professional services firm focusing on audit and assurance, tax and consulting services. Ms. Davis graduated with honors from the University of Massachusetts Amherst with a Bachelor of Business Administration in Accounting.

Nichole Milz has been our Chief Operating Officer since September 2022. Prior to joining GEG, Mrs. Milz spent 16 years at Magnetar where she worked in various senior Operations, Finance and Strategy roles. At Magnetar, she served as Deputy Chief Operating Officer and ESG Officer of the Magnetar Energy and Infrastructure Group as well as a member of the Energy & Infrastructure management committee. Mrs. Milz also served as Treasurer of Star Peak Energy Transition Corp and Star Peak Corp II, two alternative energy-focused Special Purpose Acquisition Corporations. Prior to Magnetar, Mrs. Milz spent four years at Citadel Investment Group as head of Capital Structure Analysis, a team supporting the Global Credit group in modeling and fundamental credit analysis. She began her career at Ernst & Young where she was an Audit manager in the Entrepreneurial Services group, a Firm Educator, and a nominee and participant in the firm’s National Accounting Research Program. Mrs. Milz received her Master of Professional Accountancy and Bachelor of Business Administration with honors from the McCombs School of Business at The University of Texas at Austin.

Adam M. Kleinman has been our President since March 2018. Mr. Kleinman is GECC’s Chief Compliance Officer and Secretary and GECM’s General Counsel and Chief Compliance Officer. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital. Prior to joining MAST Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions, including syndicated debt financings, asset-based credit facilities and domestic and international debt workouts and restructurings. Mr. Kleinman graduated Phi Beta Kappa from Haverford College with a BA in History and received his JD from the University of Virginia School of Law.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Jason W. Reese	2026	500,000	200,000	554,313	-	1,254,313
Chairman and Chief	2025	500,000	500,000	249,999	-	1,249,999
Executive Officer	2024	500,091	750,000	275,000	-	1,525,091
Adam M. Kleinman(1)	2026	400,000	87,500	62,497	101,300	651,297
President	2025	400,000	200,000	62,500	76,300	738,800
	2024	400,091	200,000	125,000	13,200	738,291
Nichole Milz(2)	2026	325,000	106,250	99,998	120,050	651,298
Chief Operating Officer	2025	325,000	200,000	106,251	113,800	745,051
	2024	300,091	212,500	150,000	13,200	675,791

(1)
$178,806, $228,949, and $191,314 of Mr. Kleinman’s compensation in the fiscal years ended June 30, 2026, June 30, 2025 and June 30, 2024, respectively, was reimbursed by GECC.
(2)
$128,186, $85,927 and $81,913 of Mrs. Milz’s compensation in the fiscal years ended June 30, 2026, June 30, 2025 and June 30, 2024, respectively, was reimbursed by GECC.
(3)
Incentive amounts payable under the GECM Bonus Plan for the performance period ended June 30, 2026 are discretionary and were paid partially in cash, which is reported in this column, and partially in shares of GEG restricted stock and GECC restricted stock granted in fiscal year 2027 for certain executives, which will be reported in next year’s proxy.
(4)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted in fiscal year 2026 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 to our consolidated financial statements included in our Annual Repot on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on August 26, 2026. These amounts for Mr. Reese, Mr. Kleinman and Mrs. Milz represent the portion of their bonuses earned under the GECM Bonus Plan in respect of fiscal year 2025 that were delivered in the form of grants of shares of GEG restricted stock in fiscal year 2026.
(5)
For the fiscal year ended June 30, 2026, the amounts listed in this column reflect for Mr. Kleinman and Mrs. Milz, $87,500 and $106,250, respectively, representing the grant date value of shares of GECC restricted stock granted in fiscal year 2026 that were delivered pursuant to the GECM Bonus Plan in respect of fiscal year 2025 performance, and $13,800 attributable to the Corporation’s 401(k) match.

Employment Agreements/Arrangements with our Named Executive Officers

Jason W. Reese

On May 4, 2023, the Corporation entered into an offer letter with Mr. Reese in connection with his appointment as Chief Executive Officer, pursuant to which Mr. Reese’s annual compensation will consist of a base salary of $500,000, which will be subject to annual increase based on Corporation and individual performance and market conditions, as determined by the Board of Directors of the Corporation. Additionally, Mr. Reese will be eligible to participate in the GECM Bonus Plan, and the target amount for any target bonus for each of the first five years of employment will be 200% of base salary. The offer letter also provided that Mr. Reese would be granted an option (the “Reese Option”) to purchase up to 2,000,000 shares of the Corporation’s common stock, which will vest and become exercisable upon the achievement of certain milestones, as further described below. Pursuant to his offer letter, Mr. Reese is entitled to the following severance protection for five (5) years following his hire date: (a) in the event of a termination without “cause” or resignation for “good reason” (in each case, as defined in Mr. Reese’s offer letter) prior to a Change of Control (as defined in the Corporation’s Amended and Restated 2016 Long-Term Incentive Compensation Plan), (i) a severance payment equal to $2,000,000, (ii) a pro-rated amount of his target bonus for the year of termination based on actual performance (a value of approximately $1,000,000 assuming a June 30, 2026 termination date), and (iii) accelerated vesting of the time-based portion of the Reese Option (with an aggregate value of $0 as of June 30, 2026) and the opportunity for the remaining portion of the Option to remain outstanding and eligible to vest for one year following such termination based on actual performance and (b) in the event of a termination without “cause” or resignation for “good reason” within two years following a Change of Control, (i) a severance payment equal to $3,000,000, (ii) a pro-rated amount of his target bonus for the year of termination based on actual performance (a value of approximately $1,000,000 assuming a June 30, 2026 termination date), and (iii) full accelerated vesting of the Option (with an aggregate value of $0 as of June 30, 2026). In the event of a separation from service due to Mr. Reese’s death or disability within 5 years following his hire date, he will be entitled to receive the benefits set forth in subsections (ii) and (iii) of prong (a) above.

Adam M. Kleinman

On December 29, 2020, the Corporation entered into an amended and restated offer letter with Mr. Kleinman, pursuant to which Mr. Kleinman receives a base salary of $400,000 per year during fiscal year 2026 for his role as our President. Pursuant to the terms of his offer letter, Mr. Kleinman was granted an option to purchase 213,000 shares of the Corporation’s common stock at an exercise price equal to the closing price of the shares on the grant date (the “Kleinman Option”). Pursuant to his offer letter and equity award agreements, in the event of a termination without “cause” or resignation for “good reason” (in each case, as defined in Mr. Kleinman’s offer letter), Mr. Kleinman is entitled to (i) a severance payment equal to $550,000, (ii) reimbursement of COBRA premiums for one year post-termination (approximately $0 in value), and (iii) (A) acceleration of the Kleinman Option by crediting 12 months of service (in addition to any vesting that occurred as of the date of termination) or (B) in the event of a termination without “cause” or resignation for “good reason” within the two years following a Change of Control, acceleration of the Kleinman Option.

Nichole Milz

On August 30, 2022, the Corporation’s subsidiary, GECM, entered into an employment letter with Mrs. Milz under which Mrs. Milz receives a base salary of $325,000 per year during fiscal year 2026 for her role as Chief Operating Officer, and is eligible to participate in the GECM Bonus Plan with a targeted bonus level for fiscal year 2026 of a minimum of $225,000. In connection with her appointment, Mrs. Milz also received 48,544 restricted shares of the Corporation’s common stock that vested in equal one-third amounts on the first, second, and third year anniversaries of the grant date. In the event of a termination without “cause” or for “good reason” (in each case, as defined in Mrs. Milz’s offer letter), Mrs. Milz’s equity awards would continue to vest for the length of any applicable severance period. In the event of a qualifying termination of Mrs. Milz’s employment following a change in control, all of her outstanding equity awards would vest in full.

Incentive Compensation Granted to our Named Executive Officers

Cash Bonuses

Mr. Reese, Mr. Kleinman and Mrs. Milz participate in the GECM Bonus Plan, pursuant to which each of them is eligible to receive cash and/or equity payments if GECM achieves certain qualitative and quantitative performance metrics within the designated performance period. Incentive amounts payable under the GECM Bonus Plan for the performance period ended June 30, 2026 are discretionary and were paid partially in cash and partially in the grant of shares of GEG restricted stock and GECC restricted stock in early fiscal year 2027, which vest 25% on the grant date and 25% on each anniversary thereafter, and will be reported in next year’s proxy statement. The Board maintains discretion in determining payouts under the GECM Bonus Plan.

Equity-Based Compensation

On September 20, 2025, Mr. Reese was granted 183,823 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 20, 2028, in each case subject to his continued employment with the Corporation on such dates. The restricted stock award to Mr. Reese represents the portion of his bonus earned in 2025 that was paid in shares.

On March 3, 2026, Mr. Reese was granted 27,022 restricted shares of the Corporation's common stock, which vest in equal quarterly installments on the end of each quarter beginning on March 31, 2026 through December 31, 2026, contingent upon continued service as a member of the board of directors of Great Elm Capital Corp.

On September 19, 2025, Mr. Kleinman was granted 22,977 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 20, 2028, in each case subject to his continued employment with the Corporation on such dates. The restricted stock award to Mr. Kleinman represents the portion of his bonus earned in 2025 that was paid in shares.

On September 19, 2025, Mrs. Milz was granted 36,764 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 20, 2027, in each case subject to her continued employment with the Corporation on such dates. The restricted stock award to Mrs. Milz represents the portion of her bonus earned in 2025 that was paid in shares.

In September 2025, the Compensation Committee approved the net settlement of restricted stock awards granted to each of Mr. Kleinman and Mrs. Milz in each of September 2022, September 2023, September 2024 and September 2025 that vested in September 2025 to satisfy applicable tax obligations.

Equity Grant Practices

Annual equity grants are typically granted in the first quarter of the fiscal year, although occasionally, equity awards may be granted outside of our annual grant cycle, including for new hires, promotions or other special circumstances. The Compensation Committee approves the type and number of awards to be granted and the performance criteria for awards. For all such equity grants, the grant date is no earlier than the date of the Compensation Committee approval. The timing of any equity grants to executive officers in connection with any such new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an executive officer's commencement of employment or promotion effective date). The Corporation does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”), nor does the Corporation time the release of MNPI based upon grant dates of equity.

Outstanding Equity Awards at 2026 Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jason W. Reese	-		2,000,000	(2)	2.05	05/11/33	33,213	(3)	72,404
							65,104	(4)	141,927
							137,867	(5)	300,550
							13,511	(6)	29,454
Adam M. Kleinman	213,000	(7)	-		3.60	09/18/27	15,097	(8)	32,911
							16,276	(9)	35,482
							17,233	(10)	37,568
Nichole Milz							18,116	(11)	39,493
							27,670	(12)	60,321
							27,573	(13)	60,109

(1)
Market value shown is based on $2.18, which was the closing price per share of our common stock on June 30, 2026.
(2)
Mr. Reese was granted 2,000,000 options on May 11, 2023. These options will vest and become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of May 5, 2023, subject to Mr. Reese’s continued employment and subject to certain Stock Price Vesting Triggers (each, a “Stock Price Vesting Trigger”) as set forth below. For each of the five annual vesting tranches, the Stock Price Vesting Trigger will be deemed achieved as of the first date following May 11, 2023 that the 30 calendar-day trailing average of the trading price of the common stock (as measured by the volume-weighted average price) equals or exceeds: (i) $4.07 for the first tranche, (ii) $6.00 for the second tranche, (iii) $8.00 for the third tranche, (iv) $10.00 for the fourth tranche and (v) $12.00 for the fifth tranche.
(3)
Mr. Reese was granted 132,850 restricted shares on September 25, 2023. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(4)
Mr. Reese was granted 130,208 restricted shares on September 20, 2024. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(5)
Mr. Reese was granted 183,823 restricted shares on September 19, 2025. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(6)
Mr. Reese was granted 27,022 restricted shares on March 3, 2026. This award vests as follows: 25% on the grant date and 25% on each quarter end thereafter.
(7)
Mr. Kleinman was granted 213,000 options on September 18, 2017. These options are fully vested and exercisable. As of June 30, 2026, Mr. Kleinman's options are out-of-the-money.
(8)
Mr. Kleinman was granted 60,386 restricted shares on September 25, 2023. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(9)
Mr. Kleinman was granted 32,552 restricted shares on September 20, 2024. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(10)
Mr. Kleinman was granted 22,977 restricted shares on September 19, 2025. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(11)
Ms. Milz was granted 72,464 restricted shares on September 25, 2023. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(12)
Ms. Milz was granted 55,339 restricted shares on September 20, 2024. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.
(13)
Ms. Milz was granted 36,764 restricted shares on September 19, 2025. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.

***

Pay Versus Performance Disclosure

Pay Versus Performance Table

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table (SCT) Total for PEO (b)(1)	Compensation Actually Paid (CAP) to PEO (c) (1)(2)	Average SCT Total for Non-PEO Named Executive Officers (NEOs) (d)(1)	Average CAP to Non-PEO NEOs (e)(1)(2)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)(3)	Net Income (Loss) (g) ($ in 000s)
2026	$1,254,313	$1,512,617	$651,298	$658,872	$101	$(36,908)
2025	$1,249,999	$1,061,027	$741,926	$751,789	$96	$15,550
2024	$1,525,091	$1,341,121	$707,041	$689,204	$84	$(926)

(1)
Mr. Reese has served as our principal executive officer (“PEO”) since May 4, 2023. For fiscal years 2026, 2025 and 2024, our non-PEO NEOs included Mr. Kleinman and Mrs. Milz.
(2)
For each of 2026, 2025, and 2024, the values included in this column for the compensation actually paid to Mr. Reese and the average compensation actually paid to our Non-PEO NEOs reflect the following adjustments to the values included in column (b) and (d) for fiscal years 2026, 2025, and 2024, respectively. For purposes of calculating compensation actually paid, the fair value of Mr. Reese's option award was determined using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718. Mr. Kleinman’s option awards are fully vested and exercisable.

PEO	2026	2025	2024
Summary Compensation Table Total for PEO (column (b))	$1,254,313	$1,249,999	$1,525,091
(-) SCT “Stock Awards” column value	$(554,313)	$(249,999)	$(275,000)
(-) SCT “Option Awards” column value	$-	$-	$-
(+) year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$330,004	$202,148	$179,347
(+/-) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$249,402	$(215,278)	$(162,515)
(+) vesting date fair value of equity awards granted and vested in the covered year	$156,037	$62,500	$68,751
(+/-) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$77,174	$11,657	$5,447
(-) fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$-	$-	$-
(+) dollar value of dividends/earnings paid on equity awards in the covered year	$-	$-	$-
(+) excess fair value for equity award modifications	$-	$-	$-
Compensation Actually Paid to PEO (column (c))	$1,512,617	$1,061,027	$1,341,121

Average Non-PEO NEOs	2026	2025	2024
Summary Compensation Table Total for Non-PEO NEOs (column (d))	$651,298	$741,926	$707,041
(-) SCT “Stock Awards” column value	$(81,248)	$(84,376)	$(137,500)
(-) SCT “Option Awards” column value	$-	$-	$-
(+) year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$32,571	$46,519	$103,068
(+/-) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$3,239	$12,814	$(19,622)
(+) vesting date fair value of equity awards granted and vested in the covered year	$20,909	$25,204	$34,376
(+/-) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$32,104	$9,702	$1,842
(-) fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$-	$-	$-
(+) dollar value of dividends/earnings paid on equity awards in the covered year	$-	$-	$-
(+) excess fair value for equity award modifications	$-	$-	$-
Compensation Actually Paid to Average Non-PEO NEOs (column (e))	$658,872	$751,789	$689,204

(3)
For each of fiscal year 2026, 2025 and 2024, the cumulative total shareholder return (“TSR”) for the Corporation was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on June 30, 2023, assuming dividend reinvestment. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Pay Versus Performance Relationship Descriptions

The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of fiscal year 2026, 2025 and 2024, including: comparisons between (a) the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs and (b) each of the performance measures set forth in columns (f) and (g) of the Pay Versus Performance table.

Compensation of Our Board of Directors

We reimburse our directors, except Mr. Reese, for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation. For the fiscal year ended June 30, 2026, our director compensation program for payment of a retainer and committee fees was as follows:

•
$65,000 in cash as an annual retainer.
•
$35,000 in cash for service as Audit Committee chairperson.
•
$20,000 in cash for service as Compensation Committee chairperson.
•
$10,000 in cash for service as Nominating and Corporate Governance chairperson.
•
$10,000 in cash for each committee on which a director does not serve as chairperson.
•
$65,000 in cash for service as the Vice Chairman of the Board of Directors.
•
Annual grant of restricted stock having a value of $65,000. Amounts granted in fiscal year 2026 include a grant on January 08, 2026 having a value of $65,000 (representing the 2026 calendar year, which consisted of the last half of fiscal year 2026 and the first half of fiscal year 2027), measured using the closing price on the date of grant, subject to monthly vesting from the grant date, pro-rated for partial periods of service during the fiscal year.

Beginning in the fiscal quarter ended June 30, 2020, we allowed our directors to elect to receive their cash retainers in fully vested shares of common stock. Additionally, effective January 1, 2021, we allowed directors to make a deferral election for their retainer and committee fees.

Director Compensation - Fiscal Year Ended June 30, 2026

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation		Total
Matthew A. Drapkin	—	215,000	65,000	(3)	280,000
James Hugar(4)(5)	47,500	32,500	—		80,000
J. David Matter	—	140,000	—		140,000
Lloyd Nathan(5)	37,500	86,667	—		124,167
James P. Parmelee	—	167,500	—		167,500
Eric Scheyer	—	145,000	—		145,000
David Schwartz(5)	—	75,178	—		75,178
Booker Smith(5)	—	112,867	—		112,867

(1)
Represents the aggregate grant date fair value of restricted stock awards as of the date of the award (as described above) calculated in accordance with FASB ASC Topic 718 as stock-based compensation. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on August 26, 2026. These awards were issued as part of the annual grant of restricted stock, as well as restricted stock that the director elected to receive in lieu of the applicable cash retainer.
(2)
Each of our directors held the following outstanding and unvested restricted stock awards as of June 30, 2026:

Name	Unvested Stock Awards
Matthew A. Drapkin	57,144
J. David Matter	28,572
Lloyd Nathan	13,266
James P. Parmelee	37,756
Eric Scheyer	28,572
David Schwartz	29,704
Booker Smith	28,572
(3)
Represents compensation to Mr. Drapkin in exchange for his service on the board of directors of GECC equal to $65,000 per annum.
(4)
Mr. Hugar resigned from the Board of Directors effective as of the 2025 Annual Meeting of Stockholders.
(5)
Messrs. Hugar, Nathan, Schwartz and Smith each received prorated compensation for the portion of fiscal year 2026 they served on our Board of Directors.

GREAT ELM GROUP, INC. 3801 PGA BOULEVARD, SUITE 603 PALM BEACH GARDENS, FL 33410 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEG2026AM You may attend the meeting via the Internet and vote during the meeting. Have the control number (indicated below) available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T04701-P58898 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GREAT ELM GROUP, INC. The Board of Directors recommends you vote FOR each nominee in Proposal 1: 1. Election Of Directors Nominees: For Withhold The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 1a. Matthew A. Drapkin 1b. David Matter 1c. Lloyd Nathan 1d. James P. Parmelee 1e. Jason W. Reese 1f. David Schwartz 1g. Booker Smith 2. Ratification of the selection of Deloitte & Touche LLP to serve as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2027. 3. Approval, on an advisory basis, of the compensation of the Corporation's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com T04702-P58898 GREAT ELM GROUP, INC. Annual Meeting of Stockholders December 16, 2026 8:30 AM Eastern Time This proxy is solicited by the Board of Directors The signatory hereto hereby appoints Keri A. Davis and Adam M. Kleinman and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Group, Inc., that the signatory hereto is entitled to vote at the Annual Meeting of Stockholders of the company to be held on December 16, 2026 beginning at 8:30 AM Eastern Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR election of all Director nominees listed in Proposal 1 and FOR Proposals 2 and 3. Continued and to be signed on reverse side